UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   June 25, 2004
                                                   -------------

                        AUSTRALIAN OIL & GAS CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-26721                 84-1379164
         --------                   ---------                 ----------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)            Identification No.)


2480 North Tolemac Way, Prescott, Arizona              86305
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code   (928) 778 1450
                                                     --------------



ITEM 5   OTHER EVENTS

Agreement to Acquire Browse Basin, Western Australia, Oil and Gas Interests
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The Registrant has agreed to acquire 100% of the outstanding shares of Alpha Oil
& Natural Gas Pty Ltd (Alpha), a company incorporated in Australia. The acquisition of Alpha, is subject to all necessary shareholder and regulatory consents (if any). Alpha is a 20% participant in the Browse Joint Venture, which is the holder of four contiguous permits (WA-332-P, WA-333-P, WA-341-P and WA-342-P) in the offshore Browse Basin, part of the North West Shelf of Australia. They cover a total area of 11,080 sqkm.

The permits include the undeveloped Cornea Gas/Oil accumulation which is contained within WA-342-P.

The permits are only lightly explored, apart from the Cornea Gas/Oil Field accumulation in WA-342-P, which has 10 exploration wells and 4 wells on adjacent prospects. There are no well penetrations in WA-332-P, although Buccaneer-1, on the northern border with WA-341-P, had oil and gas shows. Gwydion-1 is located 10 km to the south, where a small but significant oil discovery was made some years ago. There is only one well, Rob Roy-1 in WA-333-P. Significantly, the Heywood-1 and Buccaneer-1 wells in WA-341-P both had oil shows. The Heywood feature is to be the focus of significant follow-up, given the strong oil indication in the well.

The Gwydion-1 oil discovery, and the subsequent discovery of the Cornea Gas/Oil accumulation have demonstrated that prolific source rock is mature for oil in the basin, and that expelled hydrocarbons have migrated into and or through the permit areas.

The permits are covered by a significant amount of available 3D and 2D seismic data.

The Cornea 3D seismic survey of approximately 1100 kmsq covers a large part of WA-342-P. The Copernicus 3D partly covers WA-341-P. The remainder of the permits are covered by a large amount of 2D seismic. The Joint Venture participants will acquire 1900 kms of new 2D seismic during 2005 and 2006 to meet the work program commitments, as stated under the conditions of the permits.

No other assets of Alpha are inherent in the transaction, other than the permits and the information and knowledge relating to them, which is held by the Browse Joint Venture.

With regard to the interest in the Browse Joint Venture, Mr EG Albers is a director and shareholder in each of Batavia Oil & Gas Pty Ltd, Hawkestone Oil Pty Ltd, Alpha Oil & Natural Gas Pty Ltd and he is a shareholder in Goldsborough N.L. which is the parent of Goldsborough Energy Pty Ltd. All of these companies are the holders of the Browse Joint Venture.

The participating interests in the Browse Joint Venture are:

         Batavia Oil & Gas Pty Ltd (Operator)        35%
         Hawkestone Oil Pty Ltd                      35%
         Alpha Oil & Natural Gas Pty Ltd             20%
         Goldsborough Energy Pty Ltd                 10%




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AUSTRALIAN OIL & GAS CORPORATION


Date: June 24, 2004                     By: /s/ E. Geoffrey Albers
                                        ---------------------------------
                                        E. Geoffrey Albers
                                        President